Exhibit 99.1

Stanley Black & Decker Reaches Agreement To Purchase Craftsman Brand From Sears Holdings

•	Stanley Black & Decker to develop, manufacture and sell Craftsman-branded products in non-Sears Holdings channels

•	Sears Holdings to continue sourcing and selling Craftsman-branded products in all its retail channels under perpetual license agreement

•	Agreement consists of $525 million cash payment at closing, $250 million at end of year three, and annual payments to Sears Holdings of between 2.5% and 3.5% on new Stanley Black & Decker sales of Craftsman products through year 15

•	Stanley Black & Decker to significantly increase availability and innovation of Craftsman products and add manufacturing jobs in the U.S. to support growth

•	EPS accretion to Stanley Black & Decker, excluding charges, of approximately $0.10-$0.15 per share in year one, increasing to approximately $0.35-$0.45 by year five and to approximately $0.70-$0.80 by year ten

Jan 5, 2017

NEW BRITAIN, Conn. and HOFFMAN ESTATES, Ill., Jan. 5, 2017 /PRNewswire/ — Stanley Black & Decker (NYSE: SWK) (“Stanley Black & Decker” or “the company”), an S&P 500 global diversified industrial company, and Sears Holdings Corporation (NASDAQ: SHLD) (“Sears Holdings”), announced today that they have entered into a definitive agreement under which Stanley Black & Decker will purchase the Craftsman brand from Sears Holdings. The transaction provides Stanley Black & Decker with the rights to develop, manufacture and sell Craftsman-branded products in non-Sears Holdings retail, industrial and online sales channels across the U.S. and in other countries. As part of the agreement, Sears Holdings will continue to offer Craftsman-branded products, sourced from existing suppliers, through its current retail channels via a perpetual license from Stanley Black & Decker, which will be royalty-free for the first 15 years after closing and royalty-bearing thereafter. Today only approximately 10% of Craftsman-branded products are sold outside of Sears Holdings and the agreement will enable Stanley Black & Decker to significantly increase Craftsman sales in these untapped channels.

“Craftsman is a legendary, American brand with tremendous consumer awareness built on a legacy of producing quality products at a great value,” said Stanley Black & Decker President and CEO James M. Loree. “This agreement represents a significant opportunity to grow the market by increasing the availability of Craftsman products to consumers in previously underpenetrated channels. We intend to invest in the brand and rapidly increase sales through these new channels, including retail, industrial, mobile and online. To accommodate the future growth of Craftsman, we intend to expand our manufacturing footprint in the U.S. This will add jobs in the U.S., where we have increased our manufacturing headcount by 40% in the past three years.

“As we continue our growth trajectory as a diversified industrial company, we continue to look at opportunities to build upon our world-class portfolio of franchises and brands to create shareholder value. This transaction, which aligns squarely with this strategy, also reflects an effective allocation of capital particularly when viewed in the context of the recently announced Mechanical Security sale. We’ve essentially freed up capital trapped in a low-growth business to invest in organic growth and EPS accretion,” added Loree.

Sears Holdings’ Chairman and Chief Executive Officer Edward S. Lampert stated, “We are pleased to reach this agreement, after determining that externalizing the Craftsman brand would accomplish our goals of driving value for Sears Holdings and positioning Craftsman for future growth. This transaction represents a significant step in our ongoing transformation to a membership focused business model. Craftsman has a storied history as an iconic American brand and in Stanley Black & Decker we have found a great owner that is committed to expanding Craftsman and helping it to reach its potential outside of its current channels. It’s important for our members to know that we will continue to sell Craftsman in-store and online at Kmart and Sears, and Sears Hometown, and the structure of the transaction will provide Sears Holdings with a significant upfront payment, another payment in three years and an opportunity to participate in the growth of the Craftsman brand in both our stores and at other retailers selected and managed by Stanley Black & Decker. Looking ahead, we will continue to take actions to adjust our capital structure, meet our financial obligations and manage our business to better position Sears Holdings to create long-term value by focusing on our best members, our best stores and our best categories.”

Transaction Terms

Stanley Black & Decker will pay Sears Holdings $525 million at closing, $250 million at end of year three, and annual payments on new Stanley Black & Decker Craftsman sales through year 15 (2.5% through 2020, 3% through January 2023, and 3.5% thereafter). The net present value of all these cash payments is approximately $900 million. The license granted to Sears Holdings will be royalty-free for 15 years, then 3% thereafter.

Existing sales of Craftsman products outside the Sears Holdings and Sears Hometown distribution channels, which will be assumed immediately upon closing by Stanley Black & Decker, were approximately $200 million over the last 12 months. The company expects the sale of Craftsman branded products to contribute approximately $100 million of average annual revenue growth for approximately the next ten years. The transaction is expected to be accretive to earnings by approximately $0.10-$0.15 per share in year one, increasing to approximately $0.35-$0.45 by year five and to approximately $0.70-$0.80 by year ten, excluding approximately $20 million of deal-related costs.

The transaction, which was approved by the Boards of Directors of both companies, is expected to close during 2017, subject to customary closing conditions and regulatory approvals.

Stanley Black & Decker will host a conference call with investors today, Thursday, January 5, 2017 at 09:00 am EST. A presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone at 1 (877) 930-8285 and from outside the U.S. at 1 (253) 336-8297 (Conference ID 46963043); also, via the Internet at www.stanleyblackanddecker.com. To listen, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 by entering the Conference identification number 46963043. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members – wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

Stanley Black & Decker Contacts

Stanley Black & Decker Contacts

Investor Contacts:	Greg Waybright
Vice President, Investor Relations
greg.waybright@sbdinc.com
(860) 827-3833
Michelle Hards
Director, Investor Relations
michelle.hards@sbdinc.com
(860) 827-3913

Media Contacts:	Shannon Lapierre
Vice President, Communications/Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Tim Perra
Vice President, Communications
tim.perra@sbdinc.com
(860) 826-3260

Sears Holdings Contact
Howard Riefs
Director, Corporate Communications
(847) 286-8371

Forward-Looking Statements

This press release contains forward-looking statements from Stanley Black & Decker or Sears Holdings which represent the respective company’s expectations or beliefs about future events and their respective financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward looking statements made in this press release, include, but are not limited to, statements concerning: the consummation of the purchase; investment in, and rapid increase in sales and innovation of products carrying the Craftsman brand; significantly increasing sales of Craftsman-branded products in untapped channels; expanding U.S. manufacturing footprint and adding jobs in the U.S.; the Craftsman brand complementing and expanding Stanley Black & Decker’s existing operations; revenue opportunities; and organic revenue growth and accretion to earnings per share.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction for various reasons; failure to successfully integrate the Craftsman brand and achieve expected revenue opportunities; the seller becoming insolvent or entering bankruptcy proceedings; or the transaction-related costs and charges being greater than anticipated.

Forward-looking statements made herein are also subject to risks and uncertainties, described in the respective company’s: 2015 Annual Reports on Form 10-K; subsequently filed Quarterly Reports on Form 10-Q; and other filings made with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. Neither Stanley Black & Decker nor Sears Holdings makes any commitment to revise or update any forward-looking statements made by it to reflect events or circumstances occurring or existing after the date of any of its forward-looking statements.